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                                                                    EXHIBIT 23.2


      [LETTERHEAD OF SHERRILL, CROSNOE & GOFF, A PROFESSIONAL CORPORATION]


                      CONSENT OF SHERRILL, CROSNOE & GOFF,
                           A PROFESSIONAL CORPORATION



     We consent to the filing as an exhibit to this Registration Statement of the form of our opinion to United Texas Financial Corporation concerning the federal income tax consequences of the merger of a wholly-owned subsidiary of Norwest Corporation into United Texas Financial Corporation. We also consent to the reference to us under the heading "THE MERGER--Certain Federal Income Tax Consequences" in the Proxy Statement-Prospectus which is part of this Registration Statement.


                              /s/ Sherrill, Crosnoe & Goff,
                                    A Professional Corporation

Wichita Falls, Texas
April 11, 1995